SCHEDULE II
           INFORMATION WITH RESPECT TO TRANSACTIONS
     EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE
          MOST RECENT FILING ON SCHEDULE 13D (1)


                             SHARES
                             PURCHASED             AVERAGE
             DATE            SOLD(-)               PRICE(2)

COMMON STOCK-CTS CORP

GAMCO INVESTORS, INC.

             9/26/94           49,500-           28.3775

             9/19/94            3,700-           28.7500

             9/15/94            1,500-           28.6250

             9/13/94              700-           28.6250

             9/12/94           28,500-           28.5000

             9/06/94              900            28.2500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.